EXHIBIT 10.14

                                   EXHIBIT A-1

            2001 Performance Goals and Performance Based Compensation

I.  Formula

                                                                                                 Performance
                                                                                                    Based
A.       Earnings Per Share                                                                 Compensation Formula
         ------------------                                                                 --------------------
         For each $.01 increase...................................................                 $65,250

B.       Increase in Common Stock Price
         ------------------------------
         (i)  If the price of a share of Common Stock on 12/31/01 does not
         exceed $11.52............................................................                      $0

         (ii)  If the price of a share of Common Stock on 12/31/01 exceeds
         $11.52 but does not equal or exceed $15.00, for each $0.01 increase in
         per share price of a share of Common Stock above $11.52..................                  $1,200

         (iii) If the price of a share of Common Stock on 12/31/01 equals or exceeds $15.00, for each $0.01 increase in per share price of a share
         of Common Stock above $11.52.............................................                  $1,600

II.      Method of Payment

         A. Cash. The Performance Based Compensation determined for 2001 under the formula set forth in Section I above shall be paid in cash if and to the extent such Compensation does not exceed $1,250,000.

         B. Restricted Stock. If the Performance Based Compensation determined for 2001 under the formula set forth in Section I above exceeds $1,250,000 (such excess amount being referred to as the "Additional Amount"), the Executive shall be granted a number of shares of restricted Class B Common Stock of the Company (the "Shares") equal to the amount determined by dividing (i) two times the Additional Amount, by (ii) the closing price for the Class B Common Stock of the Company on the American Stock Exchange as of the close of trading on December 31, 2001. The value of any fractional shares shall be paid in cash. The restrictions on the Shares shall lapse on the first to occur of (i) October 15, 2015, (ii) termination of the Executive's employment with the Company by reason of Executive's disability or death, (iii) the Executive's termination of employment with the Company for Good Reason;
                  (iv) the Company's termination of Executive's employment without Cause, or (v) the occurrence of a Change in Control of the Company ("Good Reason", "Cause", and "Change in Control" to be defined in a manner consistent with the most recent grant of Restricted Stock by the Company to the Executive).

Dated:   Effective as of January 1, 2001              /s/ Paul F.  Manley
                                                      --------------------------
                                                      Paul Manley, Chairman
                                                      Compensation Committee

                                                      Acknowledged and Accepted:

                                                      /s/ Albert H. Nahmad
                                                      --------------------------
                                                      Albert H. Nahmad